SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
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[_]  Definitive Additional Materials

SIEBERT FINANCIAL CORP.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SIEBERT FINANCIAL CORP.
885 Third Avenue, Suite 1720
New York, New York 10022
(212) 644-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 12, 2006

Dear Shareholders:

     Notice is hereby given of the Annual Meeting of Shareholders of Siebert Financial Corp., a New York corporation, at The Harmonie Club, 4 East 60th Street, New York, New York, on Monday, June 12, 2006 at 10:00 a.m., local time. The meeting’s purpose is to:

     1.     Elect six directors; and

     2.     Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.

     You may vote at the Annual Meeting if you were one of our shareholders of record at the close of business on Monday, April 24, 2006.

     Along with the attached Proxy Statement, we are also enclosing a copy of our Annual Report to Shareholders, which includes our financial statements.

     To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors. Shareholders who attend the meeting may revoke their proxy and vote their shares in person.

     PLEASE VOTE - YOUR VOTE IS IMPORTANT

Daniel Iesu
Secretary

New York, New York
May 5, 2006

SIEBERT FINANCIAL CORP.
885 Third Avenue, Suite 1720
New York, New York 10022
(212) 644-2400

     PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 12, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting:	June 12, 2006 10:00 a.m., local time	The Harmonie Club 4 East 60th Street New York, New York

Record Date:

Close of business on Monday, April 24, 2006. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 23,041,688 shares of our common stock outstanding and entitled to vote. Of those shares, 19,878,700 shares were beneficially owned or controlled by Muriel Siebert, our Chairwoman, President and Chief Executive Officer and one of our directors.

Quorum:

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Agenda:	1.	Elect six directors.

	2.	Any other proper business. However, we currently are not aware of any other matters that will come before the meeting.

Vote Required:

Proposal 1: The six nominees for director who receive the most votes will be elected. If you indicate “withhold authority to vote” for any nominee on your proxy card, your vote will not count either for or against the nominee.

Broker Non-votes:

If you hold your common stock through a nominee, generally the nominee may vote the common stock that it holds for you only in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee name unless they are permitted to do so under the rules of any national securities exchange to which they belong. Under New York Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the New York Stock Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within ten days of the meeting. If a nominee cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter. Broker non-votes count for quorum purposes, but we do not count broker non-votes as votes for or against any proposal.

Proxies:

Please vote; your vote is important. Prompt return of your proxy will help avoid the costs of resolicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” each of the Board’s nominees for director.

If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the shareholders for action at the meeting, your proxy will vote in accordance with his or her best judgment.

Proxies Solicited By:	The Board of Directors.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. Proxies may be revoked if you:

	1.	deliver a signed, written revocation letter, dated later than the proxy to be revoked, to Daniel Iesu, Secretary, at Siebert Financial Corp., 885 Third Avenue, Suite 1720, New York, New York 10022;

	2.	deliver a signed proxy, dated later than the first proxy, to Mr. Iesu at the address above; or

	3.	attend the Annual Meeting and vote in person or by proxy. Attending the meeting without doing more will not revoke your proxy.

Cost of Solicitation:

We will pay all costs of soliciting these proxies, estimated at $3,500 in the aggregate. Although we are mailing these proxy materials, our directors, officers and employees may also solicit proxies by telephone, facsimile, mail or personal contact. These persons will receive no additional compensation for their services, but we may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our shares of common stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer & Trust Company, our transfer agent, is assisting us in the solicitation of proxies for the meeting for no additional fee.

Your Comments:

Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

     PROPOSAL 1:

ELECTION OF DIRECTORS

Generally:

Our Board of Directors nominated six directors for election at the meeting. All the nominees for election as director are currently serving as our directors. All the nominees have consented to be named and have indicated their intent to serve if elected. If elected, each director will hold office until the next annual meeting or until the director’s successor has been duly elected.

Nominees:	MURIEL F. SIEBERT Age 73

Muriel Siebert has been Chairwoman, President, Chief Executive Officer and a director of Muriel Siebert & Co., Inc. since 1967 and of Siebert Financial Corp. since November 8, 1996. On December 28, 1967, Ms. Siebert became the first woman member of the New York Stock Exchange. Ms. Siebert served as Superintendent of Banks of the State of New York from 1977 to 1982. She is a director of the New York State Business Council, and the Greater New York Council of the Boy Scouts of America. Ms. Siebert formerly served on the New York State Commission on Judicial Nomination, which is involved in the selection of Associate Judges for the Court of Appeals, and is currently on the executive committee of the Economic Club of New York.

PATRICIA L. FRANCY Age 60

Patricia Francy retired as Special Advisor for Alumni Relations at Columbia University on December 31, 2005, she had served in such position since January 1, 2004 and was Treasurer & Controller of Columbia University from 1989 until 2003. Ms. Francy has been affiliated with Columbia University since 1968, and has served as a Director of Finance and Director of Budget Operations. Ms. Francy became a director on March 11, 1997. Ms. Francy is also a director of Old Westbury Funds, Inc. and Bessemer Funds Trust.

LEONARD M. LEIMAN Age 74

Leonard Leiman is of counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. Fulbright & Jaworski L.L.P. provides legal services to us. Prior to becoming of counsel in 2002, Mr. Leiman was a partner in Fulbright & Jaworski L.L.P. for more than the preceding five years. Mr. Leiman became a director on May 2, 2002.

JANE H. MACON Age 59

Jane Macon is a partner with the law firm of Fulbright & Jaworski L.L.P., San Antonio, Texas. Fulbright & Jaworski L.L.P. provides legal services to us. Ms. Macon became a director on November 8, 1996.

ROBERT P. MAZZARELLA Age 59

Robert Mazzarella retired from Fidelity Investments Brokerage Services LLC in January 2002, at which time he served as its president. Mr. Mazzarella also serves as a director of Placemark Investments, and RIA in Wellesley, Massachusetts, London Taxis North America, Inc., Protogent, Inc., a provider of compliance systems to the securities industry, and America’s Growth Capital, Inc., a boutique research and investment banking firm. Mr. Mazzarella also acts as a consultant to a number of major financial services firms and venture capital firms. Mr. Mazzarella became a director on March 1, 2004.

NANCY S. PETERSON Age 72	Nancy Peterson is the President, Chairwoman and Chief Executive Officer of Peterson Tool Company, Inc. Ms. Peterson became a director on June 4, 2001.

Board Meetings:	In 2005, the Board held twelve meetings. Each incumbent director attended at least 75% of his or her Board meetings and all of his or her committee meetings.

Controlled Company:

We are a “Controlled Company” as defined in Rule 4350(c)(5) of the Nasdaq Stock Market because Muriel Siebert holds more than 50% of our voting power. As a “Controlled Company” we are exempt from having a majority of our Board of Directors be comprised of independent directors, a compensation committee comprised solely of independent directors and a nominating committee comprised solely of independent directors.

Audit Committee of the Board of Directors:

The Audit Committee held seven meetings during 2005. The Audit Committee of our Board of Directors currently consists of Ms. Francy, Chairwoman, Mr. Mazzarella, and Ms. Peterson. The Board of Directors has determined that Ms. Francy, Mr. Mazzarella, and Ms. Peterson are “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market and within the meaning of the applicable rules and regulations of the Securities and Exchange Commission.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was filed with the Company’s proxy statement for its 2004 Annual Meeting of Shareholders. The Board of Directors has determined that Mr. Mazzarella qualifies as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission.

The Audit Committee was established to (i) assist the Board of Directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements and our auditor’s qualifications and independence, (ii) prepare the report of the Audit Committee contained herein, (iii) retain and terminate our independent auditors, (iv) approve audit and non-audit services performed by our independent auditors and (v) perform any other functions from time to time delegated by the Board of Directors.

Compensation Committee of the Board of Directors:

The Compensation Committee held three meetings during 2005. The Compensation Committee of our Board of Directors currently consists of Ms. Francy, Ms. Peterson, Mr. Mazzarella and Ms. Macon, Chairwoman.

Nominating Committee of the Board of Directors:

The Nominating Committee of the Board of Directors currently consists of Ms. Siebert, Ms. Macon, Ms. Peterson and Ms. Francy. The Nominating Committee does not function pursuant to a formal written charter and as a “Controlled Company” is exempt from the Nasdaq Stock Market’s independence requirements. The Nominating Committee was formed in January 2004 and did not meet in 2005.

The purpose of the Nominating Committee is to identify individuals qualified to become members of our Board of Directors and to recommend to the Board of Directors or the shareholders that such individual be selected for directorship. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s experience, integrity, background and skills as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

The Nominating Committee will consider shareholder nominees for election to our Board of Directors. In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees. Any shareholder wishing to recommend a director candidate for consideration by the Nominating Committee must do so by sending written notice to our Secretary at 885 Third Avenue, Suite 1720, New York, New York 10022, no later than January 14, 2007, such notice must include the recommended candidate’s name, experience, qualifications and biographical data, as well as, information as to whether such candidate would qualify as “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market and the applicable rules and regulations of the Securities and Exchange Commission or as an “audit committee financial expert” under applicable rules and regulations of the Securities and Exchange Commission. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders and a representation that the information with respect to such nominee is truthful and accurate.

Indemnification of Officers and Directors:

We indemnify our executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to us and against liabilities incurred as a result of their service as directors of other corporations when serving at our request. We have a directors and officers liability insurance policy, underwritten by Vigilant Insurance Company, in the aggregate amount of $5 million. As to reimbursements by the insurer of our indemnification expenses, the policy has a $350,000 deductible; there is no deductible for covered liabilities of individual directors and officers. In addition, we have an excess directors and officers liability insurance policy, underwritten by the Gulf Insurance Company, in the amount of $5 million.

Annual Shareholders Meeting Attendance Policy:

It is the policy of our Board of Directors that all of our directors are strongly encouraged to attend each annual shareholders meeting. All of our directors attended the 2005 annual meeting of shareholders.

Vote Required:

The six nominees for director who receive the most votes will be elected. The enclosed proxy allows you to vote for the election of all the nominees listed, to “withhold authority to vote” for one or more of the nominees or to “withhold authority to vote” for all the nominees. If you indicate “withhold authority to vote” for any nominee on your proxy card, your vote will not count either for or against the nominee.

The persons named in the enclosed proxy intend to vote “FOR” the election of all the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise, your proxy will vote in accordance with his or her best judgment.

THE BOARD DEEMS PROPOSAL 1 TO BE IN THE BEST INTERESTS OF SIEBERT
FINANCIAL CORP. AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Management Ownership:

The following table lists share ownership of our common stock as of April 15, 2006. The information includes beneficial ownership by each of our directors, the persons named in the Summary Compensation Table, all directors and executive officers as a group and beneficial owners known by our management to hold at least 5% of our common stock. To our knowledge, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person. Any information in the table on beneficial owners known by management to hold at least 5% of our common stock is based on information furnished to us by such persons or groups and statements filed with the Securities and Exchange Commission.

Name of Beneficial Owner (1)	Shares of Common Stock		Percent of Class

Muriel F. Siebert	20,628,700	(2)	90.2%
Ameen Esmail	10,000	(3)	*
Joseph M. Ramos, Jr.	—		*
Jeanne M. Rosendale	10,000	(4)	*
Daniel Iesu	80,800	(3)	*
Patricia L. Francy	81,000	(5)	*
Leonard M. Leiman	82,000	(5)	*
Jane H. Macon	81,500	(5)	*
Robert P. Mazzarella	80,000	(5)	*
Nancy S. Peterson	80,000	(3)	*
Nicholas P. Dermigny(6)	—		*
Directors and current executive officers as a group (10 persons)	21,134,000	(7)	90.4%
____________________

*	Less than 1%

(1)	The address for each person named in the table is c/o Siebert Financial Corp., 885 Third Avenue, New York, New York 10022.

(2)	Includes an option to purchase 750,000 shares of our common stock.

(3)	Represents options to purchase shares of our common stock.

(4)	Represents an option to purchase shares of our common stock which is exercisable within 60 days of April 15, 2006.

(5)	Includes options to purchase 80,000 shares of our common stock.

(6)	Mr. Dermigny was terminated from his position with the Company on September 6, 2005 and resigned as director of the Company on October 3, 2005.

(7)	Includes options to purchase an aggregate of 1,250,800 shares of our common stock described above which are currently exercisable or which are exercisable within 60 days of April 15, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation:

The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by (1) our CEO, and (2) each of the four most highly compensated individuals who were serving as our executive officers at December 31, 2005 and (3) Mr. Dermigny, our former Executive Vice President and Chief Operating Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Securities
					Underlying	Restricted
Name and Principal					Stock	Stock	All Other
Position	Year	Salary($)		Bonus($)	Options(1)	Award	Compensation
Muriel F. Siebert	2005	150,000		—	—	—	—
Chairwoman and	2004	150,000		—	—	—	—
President	2003	150,000		—	—	—	—

Ameen Esmail	2005	185,000		77,500	—
Executive Vice	2004	185,000		70,000	—	—	—
President and	2003	92,500		30,000	25,000	—	—
Director of Business
Development(2)

Joseph M. Ramos, Jr.	2005	174,000	(4)	82,500	—	—	—
Executive Vice	2004	140,000		75,000	—	—	—
President and Chief	2003	125,000		25,000	—	—	—
Financial Officer(3)

Jeanne M. Rosendale	2005	300,000		132,500	—	—	$25,000 (6)
Executive Vice	2004	196,000		125,000	25,000	—	—
President and	2003	—		—	—	—	—
General Counsel(5)

Daniel Iesu	2005	101,000	(7)	50,000	—	—	—
Secretary	2004	70,000		80,000	—	—	—
	2003	70,000		75,000	—	—	—

Nicolas P. Dermigny	2005	197,000		—	—	—	—
Former Executive	2004	285,000		100,000	—	—	—
Vice President and	2003	243,000		100,000	—	—	—
Chief Operating
Officer(8)
____________________

(1)	Consists of grants of options to purchase shares of our common stock.

(2)	Mr. Esmail joined the Company as its Executive Vice President and Director of Business Development in July 2003.

(3)	Mr. Ramos joined the Company as its Executive Vice President and Chief Financial Officer in February 2003.

(4)	Mr. Ramos’s salary increased to $195,000 on May 17, 2005.

(5)	Ms. Rosendale joined the Company as its Executive Vice President and General Counsel in May 2004.

(6)	Consists of a payment made in 2006 to Ms. Rosendale for services rendered in 2004 and 2005.

(7)	Mr. Iesu’s salary increased to $120,000 on May 17, 2005.

(8)	Mr. Dermigny was terminated from his position with the Company on September 6, 2005 and resigned as director of the Company on October 3, 2005.

Option Grants in Last Fiscal Year

     No option grants were made to any employee, including the Named Executive Officers, in the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth information concerning exercises of options to purchase shares of our common stock and the value of unexercised options held at December 31, 2005 by each of the persons named in the Summary Compensation Table.

					Value of Unexercised in the
			Number of Unexercised		Money Options at Fiscal
			Options at Year End		Year End(1)
	Number
	of Shares
	Acquired
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Muriel F. Siebert	—	—	750,000	—	—	—
Ameen Esmail	—	—	10,000	15,000	—	—
Joseph M. Ramos, Jr.	—	—	—	—	—	—
Jeanne M. Rosendale	—	—	5,000	20,000	—	—
Daniel Iesu	—	—	80,800	—	$ 2,430	—
Nicholas Dermigny(2)	45,485	$ 105,184	—	—	—	—
__________________

(1)	The dollar values have been calculated by determining the difference between the closing price of our common stock at December 31, 2005, $2.38 per share and the exercise price of the option.

(2)	Mr. Dermigny was terminated from his position with the Company on September 6, 2005 and resigned as a director of the Company on October 3, 2005.

Material Terms of our 1997 Stock Option Plan:

Our 1997 Stock Option Plan was adopted by our Board in March 1997 and approved by our shareholders on December 1, 1997. The plan was, with the approval of our Board and shareholders, amended on June 4, 2002 to, among other things, increase the number of shares issuable thereunder. The plan permits the issuance of either options intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code, or options not intended to qualify as ISOs. The aggregate fair market value of our common stock for which a participant is granted ISOs that first become exercisable during any given calendar year will be limited to $100,000. To the extent this limitation is exceeded, an option will be treated as a nonqualified stock option.

The plan provides for the grant of options to purchase shares of our common stock to our employees, employees of our subsidiaries and our non-employee directors. The plan is administered by the Compensation Committee of our Board, which selects persons to receive awards under the plan, determines the amount of each award, and the terms and conditions governing the award, except in the case of grants to non-employee directors which are determined by the entire Board. The Committee also interprets the plan and any awards granted thereunder, establishes rules and regulations for the administration of the plan and takes any other action necessary or desirable for the administration of the plan. The plan may be amended by the Board as it deems advisable. No amendment will become effective, however, unless approved by the affirmative vote of our shareholders if shareholder approval is necessary for the continued validity of the plan or if the failure to obtain shareholder approval would adversely affect the compliance of the plan under any applicable rule or regulation. No amendment may, without the consent of a participant, impair a participant’s rights under any option previously granted under the plan.

The price for which shares of our common stock may be purchased upon the exercise of an option will be the fair market value of our common stock on the date of the grant of the option. An ISO granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, however, shall have a purchase price for the underlying shares equal to 110% of the fair market value of our common stock on the date of grant. An option generally may be granted for a term not to exceed ten years from the date the option is granted. All options will be exercisable in accordance with the terms and conditions described in the option agreement relating to each option. Upon termination of employment or directorship by reason of death, disability or retirement, a participant generally has ninety days following such termination to exercise his or her options, regardless of whether the options were otherwise exercisable at the time of such termination. Upon the termination of employment or directorship for any other reason, a participant generally has thirty days following such termination to exercise his or her options, but only to the extent that those options were exercisable at the time of such termination.

Full payment of the purchase price for shares of our common stock purchased upon the exercise, in whole or in part, of an option must be made at the time of the exercise. The plan provides that the purchase price may be paid in cash or in shares of our common stock valued at their fair market value on the date of purchase. Alternatively, an option may be exercised in whole or in part by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes.

Material Terms of our 1998 Restricted Stock Award Plan:

Our 1998 Restricted Stock Award Plan provides for awards to key employees of not more than an aggregate of 60,000 shares of our common stock, subject to adjustments for stock splits, stock dividends and other changes in our capitalization, to be issued either immediately after the award or at a future date. As of December 31, 2005, 41,400 shares of our common stock under the Restricted Stock Award Plan had been awarded and were outstanding. As provided in the plan and subject to restrictions, shares awarded may not be disposed of by the recipients for a period of one year from the date of the award. Cash dividends on shares awarded are held by us for the benefit of the recipients, subject to the same restrictions as the award. These dividends, without interest, are paid to the recipients upon lapse of the restrictions.

Compensation of Directors:

During 2005, our non-employee directors received compensation for service on our Board of $20,000 and each was granted a fully vested option to purchase 40,000 shares of our common stock. We do not compensate our employees or employees of our subsidiaries for service as directors. The chairs of the Board’s Audit and Compensation Committees each receive an additional annual fee of $5,000 and the members of the Board’s Executive Committee each receive an additional annual fee of $5,000. Directors’ fees are paid quarterly. The members of the Executive Committee are Ms. Siebert, Ms. Francy and Ms. Macon.

Compensation Committee Report on Executive Compensation:

Our Compensation Committee currently consists of Ms. Francy, Ms. Macon, Chairwoman, Mr. Mazzarella and Ms. Peterson. The Compensation Committee administers our executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy: We believe that executive compensation should be closely related to increased shareholder value. One of our strengths that contributes to the Company’s successes is a strong management team. Our compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to the Company’s continued success, principally by linking compensation with the attainment of key business objectives. Accordingly, our executive compensation program is to provide competitive compensation, support strategic business goals and reflect performance.

Our compensation program reflects the following principles:

	•	Compensation should encourage increased shareholder value.

.	•	Compensation programs should support short- and long-term strategic business goals and objectives.

	•	Compensation programs should reflect and promote the Company’s values and reward individuals for outstanding contributions toward business goals.

	•	Compensation programs should enable us to attract and retain highly qualified professionals.

Pay Mix and Measurement: Our executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy. Our philosophy is to keep base salaries on the lower end of what is considered standard for the industry, and to be flexible with bonuses when the circumstances warrant.

The Chief Executive Officer requested that her cash compensation for the year 2005 be limited to $150,000. The Compensation Committee granted this request.

The Compensation Committee reviews and approves the Chief Executive Officer’s recommendation of salaries and bonuses for senior executives. In performing its review, the Compensation Committee has separate discussions with each executive concerning his or her duties and those of the other executives under review. Bonuses are awarded for calendar year performance and take into account the accomplishments of the executive and our Company’s overall performance.

Stock options awarded to executives generally vest over a five-year period and have a ten-year term. The Compensation Committee did not approve the grant of stock options to any employees of the Company during 2005.

Specific salary and incentive amounts are disclosed in the Summary Compensation Table and other tables contained in our proxy statement.

Effect of Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly held corporation is generally prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to any of its chief executive officer or next four most highly compensated executive officers in a single taxable year. However, Section 162(m) of the Code provides an exception for “performance based” remuneration, including remuneration attributable to certain stock options. Through December 31, 2005, this provision has not affected the Company’s tax deductions. The Compensation Committee expects to keep non-“performance-based” remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance-based” remuneration.

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Compensation Committee, Jane H. Macon, Chairwoman Patricia L. Francy Robert P. Mazzarella Nancy S. Peterson

Audit Committee Report to Shareholders:

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee has also discussed with Siebert Financial’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” including Siebert Financial’s critical accounting policies and its interests, if any, in “off balance sheet” entities. Additionally, the Audit Committee has received the written disclosures and representations from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors the independent auditor’s independence.

Based on the review and discussions referred to within this report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year ended December 31, 2005 be included in Siebert Financial’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee, Patricia L. Francy, Chairwoman Nancy S. Peterson Robert P. Mazzarella

Compensation Committee Interlocks and Insider Participation:

The Compensation Committee currently consists of Ms. Jane H. Macon (Chairwoman), Ms. Patricia L. Francy, Mr. Robert P. Mazzarella and Ms. Nancy S. Peterson. None of the members of our Compensation Committee is or has been our officer or employee. No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These executive officers, directors and shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to us, we believe that during fiscal 2005 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Our Performance:

The graph below compares our performance from December 31, 2000 through December 31, 2005, against the performance of the Nasdaq Market Index and a peer group. The peer group consists of A.B. Watley Group Inc., Ameritrade Holding Corporation, E*Trade Group, Inc. and The Charles Schwab Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SIEBERT FINANCIAL CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

The stock price performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Eisner LLP (formerly known as Richard A. Eisner & Company, LLP) currently serves as our independent registered public accounting firm. A representative of Eisner LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from shareholders.

Audit Fees

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of our audited financial statements for the years ended December 31, 2005 and December 31, 2004 and reviews of the financial statements for the first three fiscal quarters of 2005 and 2004 were $117,000 and $97,500, respectively.

     Tax Fees. The aggregate fees billed by Eisner LLP during the years ended December 31, 2005 and December 31, 2004 for tax planning services totaled $33,000 and $27,500, respectively. Eisner LLP did not perform any audit-related services or other services during the years ended December 31, 2005 or December 31, 2004.

Our Audit Committee has determined that the services described above that were rendered by Eisner LLP are compatible with the maintenance of Eisner LLP independence from our management.

Pre-Approval Policy

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairwoman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairwoman informs the Audit Committee of such approval at the next regularly scheduled meeting. All “Audit Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

     SHAREHOLDER PROPOSALS FOR THE
2007 ANNUAL MEETING AND COMMUNICATIONS

If you wish to submit proposals to be presented at the 2007 Annual Meeting of our shareholders, the proposals must be received by us no later than January 14, 2007 for them to be included in our proxy materials for that meeting.

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors or individual directors as follows. Shareholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal office at 885 Third Avenue, Suite 1720, New York, New York 10022. Any such communication must contain (i) a representation that the shareholder is a holder of record of our common stock, (ii) the name and address, as they appear on our books, of the shareholder sending such communication and (iii) the number of shares of our common stock that are beneficially owned by such shareholder. The Secretary will forward such communications to the Board of Directors or specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

CODE OF ETHICS

     We have adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, treasurer, controller, principal accounting officer, and any of our other employees performing similar functions. A copy of the Code of Ethics for Senior Financial Officers is available on our website at www.siebertnet.com.

OTHER MATTERS

     The Board does not know of any other matters to be presented at the meeting. If any additional matters are properly presented to the shareholders for action at the meeting, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on these matters in accordance with their own judgment.

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: DANIEL IESU, SECRETARY, SIEBERT FINANCIAL CORP., 885 THIRD AVENUE, SUITE 1720, NEW YORK, NEW YORK 10022 OR CALLING 800-872-0711.

By Order of the Board of Directors

Daniel Iesu
Secretary

Dated: May 5, 2006

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

SIEBERT FINANCIAL CORP. 885 THIRD AVE. SUITE 1720 NEW YORK, NY 10022	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Siebert Financial Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SIEBT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIEBERT FINANCIAL CORP.

1.	ELECTION OF DIRECTORS			For All Nominees	Withhold For All Nominees	For All Nominees Except	To withhold authority to vote for any individual nominee, mark "For All Nominees Except" and write the nominee's name on the line below.
	Nominees:	01)	Muriel F. Siebert
		02)	Patricia L. Francy
		03)	Leonard M. Leiman	☐	☐	☐
		04)	Jane H. Macon
		05)	Robert P. Mazzarella
		06)	Nancy S. Peterson

2.	In their discretion on any other business which may properly come before the meeting or any adjournments thereof.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ALL NOMINEES LISTED IN ITEM (1).

For address changes, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

ANNUAL MEETING OF SHAREHOLDERS OF
SIEBERT FINANACIAL CORP.

June 12, 2006

SIEBERT FINANCIAL CORP.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 12, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel lesu and Patricia L. Francy, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Siebert Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert Financial Corp. to be held Monday, June 12, 2006, at 10:00 A.M., eastern daylight time, and at any adjournments thereof.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ALL NOMINEES LISTED IN ITEM (1).

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)